UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2006
KLA-TENCOR CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-09992	04-2564110

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 Rio Robles, San Jose, California		95134

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code: (408) 875-3000

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into Definitive Material Agreement
SIGNATURES

ITEM 1.01: Entry into Definitive Material Agreement
Performance Bonus Plan. On September 29, 2006, the Compensation Committee of the Board of Directors of KLA-Tencor Corporation (the “Company”) established the Company performance goals which are to be in effect for the 2007 fiscal year under the Company’s Performance Bonus Plan (the “Plan”), an incentive bonus plan administered in conformity with Section 162(m) of the Internal Revenue Code. The performance goals are tied to the Company’s operating income for the 2007 fiscal year and to certain strategic factors for such fiscal year based on the Company’s pre-tax profit and operating margin. For certain participants, the bonus potentials are also tied to profit from operations at group or division levels within the Company. The Compensation Committee has also approved the bonus potential for each participant at threshold, target and maximum levels of Company performance for the 2007 fiscal year. Following the close of the 2007 fiscal year, the Compensation Committee will determine the actual bonus amount for each participant based on the actual levels at which the performance goals for that year are attained, and the actual bonus amounts (if any) are expected to be paid within ninety days after the close of such year.
The following executive officers will participate in the Plan for the 2007 fiscal year, with bonus potentials at the following threshold, target and maximum levels:

		Award Level
Executive Officer	Threshold	Target	Maximum
Kenneth Levy	$4,500	$150,006	$187,508
Richard P. Wallace	$20,085	$669,500	$836,875
John H. Kispert	$15,296	$509,850	$637,313
Lance Glasser	$6,118	$203,945	$254,931
Jeffrey L. Hall	$5,562	$185,400	$231,750
The actual bonus award (if any) may be higher or lower depending upon the actual level at which the performance goals for the 2007 fiscal year are attained, but no executive officer will receive a bonus award under the Plan in excess of the maximum dollar award indicated for him above, and no executive officer will receive any bonus award under the Plan if the threshold level of Company performance is not attained.
Outstanding Corporate Performance Bonus Plan. On September 29, 2006, the Compensation Committee also set the Company performance goals which are to be in effect for the 2007 fiscal year under the Company’s Outstanding Corporate Performance Bonus Plan (the “OCPB Plan”). The performance goals are tied to the Company’s profit from operations and operating margin for the 2007 fiscal year. The Compensation Committee also approved the bonus potential for each participant at threshold, target and maximum levels of Company performance for the 2007 fiscal year. Following the close of the 2007 fiscal year, the Compensation Committee will determine the actual bonus amount for each participant based on the actual levels at which the performance goals for that year are attained, and the actual bonus amounts (if any) are expected to be paid within ninety days after the close of such year.

The following executive officers will participate in the OCPB Plan for the 2007 fiscal year, with bonus potentials at the following threshold, target and maximum levels:

		Award Level
Executive Officer	Threshold	Target	Maximum
Kenneth Levy	$1,500	$150,006	$300,013
Richard P. Wallace	$6,695	$669,500	$1,399,000
John H. Kispert	$5,099	$509,850	$1,019,700
Lance Glasser	$2,039	$203,945	$407,890
Jeffrey L. Hall	$1,854	$185,400	$370,800
The actual bonus award (if any) may be higher or lower depending upon the actual level at which the performance goals for the 2007 fiscal year are attained, but no executive officer will receive a bonus award under the Plan in excess of the maximum dollar award indicated for him above, and no executive officer will receive any bonus award under the Plan if the threshold level of Company performance is not attained.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: October 3, 2006	By: Name:	/s/ JEFF HALL Jeff Hall
	Title:	Chief Financial Officer